News Release
Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-951-8382
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports First Quarter 2022 Financial Results
Increases Full-Year 2022 Revenue and Earnings Guidance

Long Beach, Calif, April 27, 2022 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported first quarter 2022 GAAP earnings per diluted share of $4.39 and adjusted earnings per diluted share of $4.90. Financial results are summarized below:

	Quarter ended
	March 31,
	2022	2021

(In millions, except per-share results)
Premium Revenue	$7,531	$6,306
Total Revenue	$7,770	$6,522

GAAP:
Net Income	$258	$228
EPS – Diluted	$4.39	$3.89
Medical Care Ratio (MCR)	87.1%	86.8%
G&A Ratio	7.4%	7.3%
After-tax Margin	3.3%	3.5%

Adjusted:
Net Income	$288	$260
EPS – Diluted	$4.90	$4.44
G&A Ratio	7.1%	7.0%
After-tax Margin	3.7%	4.0%
See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Quarter Highlights
•As of March 31, 2022, the Company served approximately 5.1 million members, an increase of 480,000 members or 10% compared to March 31, 2021.
•Premium revenue was approximately $7.5 billion for the first quarter of 2022, an increase of 19% compared to the first quarter of 2021.
•GAAP earnings were $4.39 per diluted share.
•Adjusted earnings were $4.90 per diluted share.
•The net effect of COVID decreased net income by approximately $0.57 per diluted share in the first quarter of 2022.
•The Company increased its full year 2022 premium revenue guidance to approximately $29.25 billion, compared to its previous guidance of approximately $28.5 billion.
•The Company increased its full year 2022 adjusted earnings guidance to no less than $17.10 per diluted share, compared to its previous guidance of no less than $17.00 per diluted share.
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Molina Healthcare, Inc. Announces First Quarter 2022 Results

April 27, 2022

“We are very pleased with our first quarter results,” said Joseph Zubretsky, President and Chief Executive Officer. “We are maintaining strong momentum across each dimension of our strategy by delivering high quality health care for members, achieving meaningful top line growth, and producing attractive margins. The Company’s performance continues to validate our long-term strategy and its value creation potential.”

Premium Revenue
Premium revenue was approximately $7.5 billion for the first quarter of 2022, an increase of 19% compared to the first quarter of 2021. The higher premium revenue reflects increased organic membership in the Medicaid and Medicare lines of business and the impact of acquisitions.

Net Income
Net income for the first quarter of 2022 was $4.39 per diluted share, compared to $3.89 per diluted share in the first quarter of 2021. Adjusted net income for the first quarter of 2022 was $4.90 per diluted share, compared to $4.44 per diluted share in the first quarter of 2021. The net effect of COVID decreased the first quarter of 2022 GAAP and adjusted EPS by $0.57 per diluted share, compared to a negligible impact in the first quarter of 2021.

Medical Care Ratio
The consolidated MCR for the first quarter of 2022 was 87.1%, compared to 86.8% for first quarter of 2021. The net effect of COVID added approximately 50 basis points to the consolidated MCR. In the prior year, the net effect of COVID was negligible. In both periods, the impact varied by line of business.
•The Medicaid MCR of 88.1% was in line with the Company’s long-term target. The net effect of COVID added approximately 10 basis points in the quarter.
•The Medicare MCR of 86.5% was favorable to the Company’s long-term target. The net effect of COVID added approximately 190 basis points in the quarter.
•The Marketplace MCR of 78.6% was in line with the Company’s long-term target and reflects the successful execution of the Company’s product repositioning strategy. The net effect of COVID added approximately 270 basis points in the quarter.

General and Administrative Expense Ratio
The G&A ratio for the first quarter of 2022 was 7.4%, compared to 7.3% for the first quarter of 2021. The adjusted G&A ratio was 7.1% for the first quarter, compared to 7.0% for the first quarter of 2021 reflecting temporary labor challenges and one-time items.

Balance Sheet
Cash and investments at the parent company were $250 million as of March 31, 2022, compared to $348 million as of December 31, 2021.

Cash Flow
Operating cash flow for the first quarter of 2022 was $363 million and was lower compared to the first quarter of 2021, primarily due to the net impact of timing differences in government receivables and payables and partially offset by an increase in net earnings.

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Molina Healthcare, Inc. Announces First Quarter 2022 Results

April 27, 2022
2022 Guidance
Premium revenue for full year 2022 is now expected to be approximately $29.25 billion, compared to the previous guidance of approximately $28.5 billion. The guidance increase of approximately $750 million includes the extension of the Public Health Emergency from April to July, higher Marketplace membership, and pass through revenue payments.
The Company increased its full year 2022 adjusted earnings guidance to no less than $17.10 per diluted share, compared to the previous guidance of no less than $17.00 per diluted share, reflecting:
•Strong first quarter 2022 performance and expected underlying business strength in the rest of the year; and,
•Margin associated with the increase in premium revenue guidance; partially offset by,
•A $0.50 per diluted share increase in projected net effect of COVID.
See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Conference Call
Management is hosting a conference call and webcast to discuss Molina Healthcare’s first quarter 2022 results at 8:00 a.m. Eastern Time on Thursday, April 28, 2022. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 6168107. A telephonic replay of the conference call will be available through Thursday, May 12, 2022, by dialing (877) 344-7529 and entering confirmation number 3378643. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company (currently ranked 155), provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Molina Healthcare served approximately 5.1 million members as of March 31, 2022, located across 19 states. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements regarding its 2022 guidance, as well as its plans and expectations regarding future developments. Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC, and also in its Quarterly Report on Form 10-Q for the three months ended March 31, 2022, which the Company expects to file on or about April 28, 2022.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of April 27, 2022, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Announces First Quarter 2022 Results

April 27, 2022
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2022	2021

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$7,531	$6,306
Premium tax revenue	208	187
Investment income	11	9
Other revenue	20	20
Total revenue	7,770	6,522
Operating expenses:
Medical care costs	6,563	5,474
General and administrative expenses	571	473
Premium tax expenses	208	187
Depreciation and amortization	40	33
Other	16	20
Total operating expenses	7,398	6,187
Operating income	372	335
Other expenses, net:
Interest expense	28	30
Total other expenses, net	28	30
Income before income tax expense	344	305
Income tax expense	86	77
Net income	$258	$228

Net income per share – Diluted	$4.39	$3.89

Diluted weighted average shares outstanding	58.7	58.6

Operating Statistics:
Medical care ratio	87.1%	86.8%
G&A ratio	7.4%	7.3%
Premium tax ratio	2.7%	2.9%
Effective income tax rate	25.0%	25.2%
After-tax margin	3.3%	3.5%

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Molina Healthcare, Inc. Announces First Quarter 2022 Results

April 27, 2022
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,804	$4,438
Investments	2,988	3,202
Receivables	2,156	2,177
Prepaid expenses and other current assets	198	247
Total current assets	10,146	10,064
Property, equipment, and capitalized software, net	393	396
Goodwill and intangible assets, net	1,305	1,252
Restricted investments	221	212
Deferred income taxes	114	106
Other assets	181	179
Total assets	$12,360	$12,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$3,601	$3,363
Amounts due government agencies	2,613	2,472
Accounts payable, accrued liabilities and other	809	842
Deferred revenue	18	370
Total current liabilities	7,041	7,047
Long-term debt	2,174	2,173
Finance lease liabilities	217	219
Other long-term liabilities	134	140
Total liabilities	9,566	9,579
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 59 million shares at March 31, 2022, and 58 million shares at December 31, 2021	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	218	236
Accumulated other comprehensive loss	(81)	(5)
Retained earnings	2,657	2,399
Total stockholders’ equity	2,794	2,630
Total liabilities and stockholders’ equity	$12,360	$12,209

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Molina Healthcare, Inc. Announces First Quarter 2022 Results

April 27, 2022
MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2022	2021

	(In millions)
Operating activities:
Net income	$258	$228
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40	33
Deferred income taxes	16	6
Share-based compensation	34	24
Other, net	(8)	12
Changes in operating assets and liabilities:
Receivables	21	(98)
Prepaid expenses and other current assets	(32)	(15)
Medical claims and benefits payable	263	168
Amounts due government agencies	137	432
Accounts payable, accrued liabilities and other	(81)	16
Deferred revenue	(352)	(304)
Income taxes	67	66
Net cash provided by operating activities	363	568
Investing activities:
Purchases of investments	(403)	(388)
Proceeds from sales and maturities of investments	513	308
Purchases of property, equipment, and capitalized software	(23)	(16)
Other, net	(13)	9
Net cash provided by (used in) investing activities	74	(87)
Financing activities:
Common stock withheld to settle employee tax obligations	(52)	(51)
Contingent consideration liabilities settled	(20)	(20)
Common stock purchases	—	(128)
Other, net	(5)	(8)
Net cash used in financing activities	(77)	(207)
Net increase in cash, cash equivalents, and restricted cash and cash equivalents	360	274
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,506	4,223
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,866	$4,497

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Molina Healthcare, Inc. Announces First Quarter 2022 Results

April 27, 2022
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	March 31,	December 31,	March 31,
	2022	2021	2021
Ending Membership by Segment:
Medicaid	4,566,000	4,329,000	3,859,000
Medicare	148,000	142,000	126,000
Marketplace	371,000	728,000	620,000
Total	5,085,000	5,199,000	4,605,000

	Three Months Ended March 31,
	2022			2021
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$5,980	$710	88.1%	$4,840	$604	87.5%
Medicare	943	128	86.5	799	77	90.3
Marketplace	608	130	78.6	667	151	77.3
Consolidated	$7,531	$968	87.1%	$6,306	$832	86.8%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Announces First Quarter 2022 Results

April 27, 2022
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Three Months Ended
	March 31,
	2022	2021

	Unaudited
Medical claims and benefits payable, beginning balance	$3,363	$2,696
Components of medical care costs related to:
Current year	6,769	5,668
Prior year	(206)	(194)
Total medical care costs	6,563	5,474
Payments for medical care costs related to:
Current year	4,197	3,513
Prior year	2,199	1,781
Total paid	6,396	5,294
Acquired balances, net of post-acquisition adjustments	(25)	(25)
Change in non-risk and other provider payables	96	(12)
Medical claims and benefits payable, ending balance	$3,601	$2,839

Days in Claims Payable (1)	51	48

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Announces First Quarter 2022 Results

April 27, 2022
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended March 31,
	2022		2021
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$258	$4.39	$228	$3.89
Adjustments:
Acquisition-related expenses (1)	19	0.33	21	0.36
Amortization of intangible assets	18	0.30	12	0.21
Other (2)	3	0.04	9	0.15
Subtotal, adjustments	40	0.67	42	0.72
Income tax effect	(10)	(0.16)	(10)	(0.17)
Adjustments, net of tax	30	0.51	32	0.55
Adjusted net income	$288	$4.90	$260	$4.44

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and integration costs.
(2)The three months ended March 31, 2022 includes certain non-recurring costs associated with disposal of fixed assets. The three months ended March 31, 2021 includes change in premium deficiency reserves, loss on sale of property, and restructuring costs.

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Molina Healthcare, Inc. Announces First Quarter 2022 Results

April 27, 2022
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2022 GUIDANCE

	Amount	Per Diluted Share (2)
Net income	$911	$15.60
Adjustments:
Acquisition-related expenses	47	0.80
Amortization of intangible assets	66	1.13
Other	3	0.04
Subtotal, adjustments	116	1.97
Income tax effect (1)	(28)	(0.47)
Adjustments, net of tax	88	1.50
Adjusted net income per diluted share	$999	$17.10

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 23.9%.
(2)Computations assume approximately 58.4 million diluted weighted average shares outstanding.
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